UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant	☒
Filed by a party other than the registrant	☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive revised proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12

AMERICAN POWER CONVERSION CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, $0.01 par value

(2)	Aggregate number of securities to which transactions applies: 195,140,549 shares of Common Stock (including 1,146,332 shares underlying restricted stock units) and options to purchase 6,590,514 shares of Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Calculated as of the close of business on December 6, 2006, based on the sum of (i) 195,140,549 shares of Common Stock outstanding on that date (including 1,146,332 shares underlying restricted stock units) at $31.00 per share, and (ii) options outstanding on that date to purchase 6,590,514 shares of Common Stock multiplied by $14.60 (which is the difference between $31.00 and the weighted average exercise price of such options of $16.40 per share)

(4)	Proposed maximum aggregate value of transaction: $6,145,578,523

(5)	Total fee paid: $657,577

☐	Fee paid previously with preliminary materials

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: $654,674

(2)	Form, schedule or registration statement no.: Schedule 14A (Preliminary Proxy Statement)

(3)	Filing party: American Power Conversion Corporation

(4)	Date filed: November 13, 2006

The sole purpose of this filing is to pay an additional filing fee of $2,902.96.

End of filing

2